    As filed with the Securities and Exchange Commission on August __, 1996
                                              Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
- -------------------------------------------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              HEALTH IMAGES, INC.
- -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                             58-1485618
- -------------------------------------------------------------------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                       Identification No.)


           8601 DUNWOODY PLACE, BUILDING 200, ATLANTA, GEORGIA 30350
- ------------------------------------------------------------------------------
             (Address of principal executive offices and zip code)

                              HEALTH IMAGES, INC.
                   1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)
- ------------------------------------------------------------------------------

                           ROBIN EUBANKS MURRAY, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              HEALTH IMAGES, INC.
                       8601 DUNWOODY PLACE, BUILDING 200
                             ATLANTA, GEORGIA 30350
- --------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (404)  587-5084
                                ---------------
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                           GABRIEL DUMITRESCU, ESQ.
                      POWELL, GOLDSTEIN, FRAZER & MURPHY
                    191 PEACHTREE STREET, N.E., 16TH FLOOR
                            ATLANTA, GEORGIA 30303
                                (404) 572-6600

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------

                                 Proposed        Proposed
Title of                         Maximum         Maximum
Securities        Amount         Offering        Aggregate        Amount of
to be             to be          Price           Offering         Registration
Registered        Registered     Per Share       Price            Fee
- -------------------------------------------------------------------------------
Common
Stock, $.01       600,000        $10.00 (2)      $6,000,000 (3)   $2,070.00
par value         shares(1)
- -------------------------------------------------------------------------------

(1) Representing shares to be issued by the Registrant in connection with the Registrant's 1996 Employee Incentive Stock Option Plan (the "Stock Option Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction, as well as certain rights which are attached to each share of stock distributed under the Stock Option Plan.

(2) The average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange for August 5, 1996.

(3) The Proposed Maximum Aggregate Offering Price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


    The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                    EXPERTS

    The consolidated financial statements and schedules of the Company included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Joseph Decosimo and Company, Atlanta, Georgia, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-11654);

    (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 1-11654); and

    (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on January 27, 1993 (File No. 1-11654).

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware empowers the Registrant to, and the Restated Bylaws (the "Bylaws") of the Registrant provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action, suit or proceeding by or in the right of the Registrant) by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that, in the case of an action or a suit by or in the right of the Registrant, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

    Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Registrant's Bylaws provide for indemnification of officers and directors of the Registrant and persons serving at the request of the Registrant in such capacities against certain losses, costs, liabilities and expenses incurred by reason of their position with the Registrant or such other business organizations.

    The Registrant's Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by law, director liability for monetary damages for breaches of fiduciary duty of care.

    The Registrant has entered into an Indemnification Agreement (the "Indemnification Agreement") with each of its directors and officers. The Indemnification Agreement sets forth certain procedural matters relating to indemnification, including the manner in which an indemnified party may make a claim and the right of an indemnified party to adjudicate his or her claim if indemnification is denied by the Company.

    The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    The above discussion of the Registrant's Bylaws, Restated Certificate of Incorporation, the Indemnification Agreement and of Section 145 of the General Corporation Law of the State of Delaware is not intended to be exhaustive and is qualified in its entirety by reference to such Bylaws, Restated Certificate of Incorporation, Indemnification Agreement and statute.

ITEM 8.  EXHIBITS.

    The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
   No.                          Description
- -------                         -----------

4(a) Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on March 9, 1990 (Incorporated herein by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (File No. 0-14746)).

4(b) Restated Bylaws of the Registrant. (Incorporated herein by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (File No. 0-14746)).

4(c) Form of Indenture between the Registrant and The Provident Bank, Cincinnati, Ohio, as trustee. (Incorporated herein by reference to Exhibit 4(d) to Amendment No. 2 to the Registrant's Registration Statement on form S-2 filed June 14, 1990 (Reg. No. 33-34161)).

4(d) Successor Rights Agreement between the Registrant and First Union National Bank of North Carolina as Successor Rights Agent dated as of September 1, 1992. (Incorporated herein by reference to Exhibit 4(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (File No. 0-14746)).

5+ Opinion of counsel with respect to the securities being registered.

23.1          Consent of counsel (included in Exhibit 5).

23.2+         Consent of independent auditors.

24            Power of Attorney (see signature pages to this Registration
              Statement).

99+           Health Images, Inc. 1996 Employee Incentive Stock Option Plan.

__________________
+  Filed herewith.

ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 7th day of August, 1996.

                                   HEALTH IMAGES, INC.


                                   By:/S/Robert D. Carl, III
                                      -----------------------
                                        Robert D. Carl, III
                                        Chairman of the Board and
                                        Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Carl, III and Robin Eubanks Murray, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, could lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/S/Robert D. Carl, III         Chairman of the Board      Date: August 7, 1996
- ---------------------          Chief Executive Officer          --------------
Robert D. Carl, III            (Principal Executive
                               Officer)

/S/Anthony T. Prescott         Senior Executive Vice      Date: August 7, 1996
- ---------------------          President,                       --------------
Anthony T. Prescott            Chief Operating Officer
                               and Director


/S/Ron L. Clark, Jr.           Treasurer and Controller   Date: August 7, 1996
- -------------------            (Principal Financial             --------------
Ron L. Clark, Jr.              Accounting Officer)


/S/Marc I. Raphaelson, M.D.    Director                   Date: August 7, 1996
- --------------------------                                      --------------
Marc I. Raphaelson, M.D.


/S/William E. Whitesell, Ph.D. Director                   Date: August 7, 1996
- ------------------------------                                  --------------
William E. Whitesell, Ph.D.


/S/Robert L. Taylor            Director                   Date: August 7, 1996
- ------------------                                              --------------
Robert L. Taylor


/S/Stuart B. Strasner, Sr.     Director                   Date: August 7, 1996
- -------------------------                                       --------------
Stuart B. Strasner, Sr.


/S/Jack O. Greenberg, M.D.     Director                   Date: August 7, 1996
- -------------------------                                       --------------
Jack O. Greenberg, M.D.

                                 EXHIBIT INDEX
Exhibit
   No.                            Description                                Page No.
 -------                          -----------                                --------
4(a)    Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on March 9, 1990
        (Incorporated herein by reference to Exhibit 4(a) to the
        Registrant's Annual Report on Form 10-K for the fiscal year ended
        December 31, 1989 (File No. 0-14746)).

4(b) Restated Bylaws of the Registrant. (Incorporated herein by reference to Exhibit 4(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 (File No. 0-
        14746)).

4(c)    Form of Indenture between the Registrant and The Provident
        Bank, Cincinnati, Ohio, as trustee. (Incorporated herein by reference to Exhibit 4(d) to Amendment No. 2 to the Registrant's
        Registration Statement on form S-2 filed June 14, 1990 (Reg. No.
        33-34161)).

4(d)    Successor Rights Agreement between the Registrant and First
        Union National Bank of North Carolina as Successor Rights Agent dated as of September 1, 1992. (Incorporated herein by reference to Exhibit 4(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (File No. 0-14746)).

5+ Opinion of counsel with respect to the securities being registered.
23.1    Consent of counsel (included in Exhibit 5).

23.2+   Consent of independent auditors.

24      Power of Attorney (see signature pages to this Registration
        Statement).

99+     Health Images, Inc. 1996 Employee Incentive Stock
        Option Plan.

_________________
+ Filed herewith.

                                      II-8